Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Seneca-Cayuga Bancorp, Inc.

Seneca Falls, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136216) of Seneca-Cayuga Bancorp, Inc. of our report dated March 16, 2009, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Syracuse, New York

March 27, 2009